UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

SILICON STORAGE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVESTOR, CUSTOMER AND EMPLOYEE Q&A

NOVEMBER 13, 2009

General Matters

Q:	What did the Company announce?

A:	The Company announced that it agreed to be acquired by Prophet Equity LP and members of the Company’s management team for $2.10 per share in cash.

Our board of directors is recommending this transaction to our shareholders. We believe this transaction represents a compelling opportunity to maximize shareholder value. While it is a significant change for the company, for our employees and our customers, our objectives, strategies and values are unchanged. Prophet Equity is making a significant financial investment and has every interest in continuing our culture and success.

Q:	Why did we decide to sell the company now?

A:	The strategic committee of our board of directors (consisting of independent members of our board of directors) and our executive team regularly review a range of available strategic alternatives to determine the best course of action and to attempt to maximize value for our shareholders. Based on multiple indications of interest, the strategic committee of our board of directors conducted an exploratory process and decided that this transaction, at this time, yields the best outcome for our shareholders. We believe this transaction will enhance our company’s ability to capitalize on business opportunities while providing excellent value to our shareholders today.

Q:	What does “going private” mean?

A:	We will still be called Silicon Storage Technology. As a private company, our stock will not be traded on a stock exchange, ownership will no longer be available to public investors and we will no longer be subject to NASDAQ rules and regulations or public company reporting requirements. We will follow sound corporate governance processes as we have in the past.

Q:	Why did the Company decide to go private?

A:	We are committed to serving three primary constituents – our shareholders, customers, and employees. We believe the transaction will provide numerous benefits for our company, our shareholders, our customers, our suppliers, and our employees:

•	Provides our company with greater flexibility to invest with a long-term perspective rather than having to manage short-term Wall Street expectations.

•	Eliminates the public company reporting requirements, thereby lowering cost and complexity in our business and helping us compete more effectively with our private competitors

•	Allows our executive team to focus more time on strategy, customers, suppliers, employees, and other key constituencies rather than on external financial markets and public disclosures

•	Gives us the opportunity to have more flexibility in our customer interactions and contracts, thereby allowing us to capitalize on new business opportunities faster.

•	Provides liquidity to our shareholders at a premium, since the transaction is an all cash offer.

Q:	When will the transaction be completed?

A:	Our goal is to close the transaction by the second quarter of 2010.

Q:	What are the next steps?

A:	We will file a preliminary proxy statement with the SEC. This statement will contain information about the merger and the shareholder meeting we will hold at which our shareholders may vote on the merger. Once the SEC’s review of the preliminary proxy statement is complete, we will file a definitive proxy statement with the SEC and mail it to our shareholders.

Shareholders will have the opportunity to vote on the merger via mail, telephone, internet, or in person at the special meeting, as will be described in more detail in the proxy statement.

The merger will close if it is approved by (i) the holders of a majority of our outstanding common stock represented and voting at a special meeting to be held to approve the transaction, excluding Bing Yeh and Yaw Wen Hu who are members of our board of directors and who have agreed to exchange all of their shares of our common stock for shares of capital stock of the resulting privately held company and (ii) the holders of a majority of our outstanding common stock and all other closing conditions are met. Our goal is to close the transaction by the second quarter of 2010.

Q:	How was the purchase price determined?

A:	The strategic committee of our board of directors reviewed the proposal and determined that accepting the offer was in the best interests of our shareholders. The strategic committee also received a fairness opinion from Houlihan Lokey.

Q:	I understand that there is a “go shop” in the agreement. What is that?

A:	Since this has not been a public process until now, we may solicit proposals or offers with respect to, or that would reasonably be expected to lead to, an acquisition proposal from a third party for a period of 45 days beginning on the date the merger was announced. This is called a “go shop” period and is expected to last through the date of December 28, 2009.

Q:	Who do I contact if I have questions about the merger?

A:	This information will be made available in the proxy.

Employee Matters

Q:	Will there be any changes in current management?

A:	It is unlikely that there will be any significant changes to current management.

Q:	What will happen to the company’s employees and operations?

A:	Prophet Equity is making a very large investment in our company, and it is in the firm’s best interests for the company to continue having the right people with the right tools to grow and prosper. Our employees bring a wealth of experience and knowledge to this business.

Q:	Will there be any changes to my compensation?

A:	The merger gives the company an ability to look at creative incentive plans for employees and management that are not often available in public companies. As such, the new board of directors will review and evaluate all compensation plans and work aggressively to put in place pay packages that are competitive in the market and that are consistent with our philosophy to reward with performance and to attract and retain the highest caliber talent.

Q:	Will there be any changes to my benefits?

A:	Consistent with past practice, the Company and the board of directors will review benefits plans annually and benchmark them against competitors and other companies. The merger gives the company an ability to consider creative benefits options for employees and management that are not often available in public companies. As such, the new board of directors will review and evaluate all benefits plans and work aggressively to put in place benefits packages that are competitive in the market and that are consistent with our philosophy to attract and retain the highest caliber talent.

Q:	What happens to my current options?

A:	All options outstanding immediately before the closing of the merger (whether vested or unvested) will be cancelled in exchange for the right to receive a single lump sum cash payment, less any applicable withholding taxes, equal to the product of (i) the number of shares of common stock subject to such option immediately prior to the closing of the merger, and (ii) the excess, if any, of $2.10 over the exercise price per share of such option. All options with an exercise price per share that is equal to or greater than $2.10 will be cancelled at the closing of the merger without any payment being made in respect thereof and without any other consideration.

Q:	What impact will this have on equity compensation? Will there be an equity plan?

A:	We don’t have any details on this at this time, but we’ll update you as soon as we have any information.

Q:	Can I still exercise vested options before the merger is closed?

A:	Yes, any vested stock options may be exercised, unless you are prohibited from doing so under other company policies.

Q:	What can I say to friends, colleagues and family, if they ask me questions?

A:	You may speak openly about the transaction and the information you’ve been provided as long as it is in the public domain. Some employees may be privy to inside information in which case they need to keep that information confidential, as always.

Q:	Who do I ask if I have additional questions?

A:	We will share additional information as it becomes available, and we may publish a supplemental Q & A document as more questions arise. Please send any additional questions to: Ricky Gradwohl.

Customers and Partners

Q:	How will this affect customers?

A:	This change will not affect our customers. Customers can continue to expect the superior products and level of service we offer, and it’s important to reassure them that this transaction is beneficial to our Company. Prophet Equity believes that companies that win in the market are customer focused and provide superior customer experiences. In this way, SST’s philosophy is perfectly aligned with that of Prophet Equity.

Q:	How will this affect our partners?

A:	Our partners know we will continue to provide a lot of value for them, as they work with us to serve our customers. We are reaching out to our partners to assure them that we will continue to work closely with them and pursue our growth strategies as a privately held company.

Additional Information and Where to Find It

In connection with the proposed merger, Silicon Storage Technology, Inc. will file a proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these documents (when available) and other documents filed by Silicon Storage Technology, Inc. at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Silicon Storage Technology, Inc. by directing such request to Silicon Storage Technology, Inc., Attention: Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, telephone: 408/735-9110.

Silicon Storage Technology, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information about Silicon Storage Technology, Inc.’s directors and executive officers is set forth in Silicon Storage Technology, Inc.’s proxy statement on Schedule 14A filed with the SEC on April 30, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that Silicon Storage Technology, Inc. intends to file with the SEC.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-

looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by our shareholders; satisfaction of various other conditions to the closing of the transaction described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. This document speaks only as of its date, and we disclaim any duty to update the information herein.